DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

U.S. Small Business Administration

Note

SBA LOAN #	63159171-07
SBA LOAN NAME	MODCOMP, INC.
DATE	4/17/2020
LOAN AMOUNT	$1,353,600.00
INTEREST RATE	Fixed 1%
BORROWER	MODCOMP, INC.
OPERATING COMPANY	N/A
LENDER	PARAGON BANK
LENDER LOAN #	964500422

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of One Million Three Hundred Fifty Three Thousand Six Hundred Dollars and No Cents ($1,353,600.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:
1.	Maturity: This Note will mature in two years from date of first disbursement of this loan

2. Repayment Terms: If Lender uses its own Note, Lender must comply with the repayment terms set forth below and must ensure the Note is legally enforceable and assignable, has a stated maturity and is not payable on demand. The Note must include the following language:

“When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.”

If Lender uses SBA Note, Form 147, Lender must insert into Note, to be executed by Borrower, the following terms, without modification. Lender must complete all blank terms on the Note at time of closing.

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period. Thereafter on the 5th of each month Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Monthly Loan Payment Amount Due After 6 Month Deferment Period: $75,796.74 Interest Rate Fixed at 1.00%

The interest rate identified in the Note may not be changed during the life of the Loan unless changed in accordance with SOP 50 10.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a.	Payroll costs

b. Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation

d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. [If applicable, insert the following: Borrower has received an EIDL advance in the amount of $0.00. That amount shall be subtracted from the loan forgiveness amount.]

Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect

Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect

Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses.

Lender

may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

10.	STATE-SPECIFIC PROVISIONS:

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

DocuSign Envelope ID: 2B7306BA-E54C-4FCC-9F4B-78F37A7C8A4D

11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

By: /s/ William M. Newbanks

Authorized Signer